Exhibit 10.21

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

EXCLUSIVE FIELD-OF-USE

PATENT LICENSE AGREEMENT

BETWEEN

LOS ALAMOS NATIONAL SECURITY, LLC

AND

Manhattan Scientifics, Inc.

OFFICIAL USE ONLY
May be exempt from public release under the Freedom of Information Act
(5 U.S.C. 552), exemption number and category:
[Exemption # 4, Commercial / Proprietary]
Department of Energy review required before public release
Name/Org:  Robert Dye / TT Division
Date: November 4, 2008
Guidance (if applicable):  [DOE M 471.3-1]

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

TABLE OF CONTENTS

1. DEFINITIONS	3
2. GRANT	5
3. SUBLICENSES	6
4. FEES AND ROYALTIES	8
5. DILIGENCE	8
6. REPORTS	9
7. BOOKS AND RECORDS	9
8. TERM OF THE LICENSE AGREEMENT	10
9. TERMINATION BY THE LICENSOR	10
10. TERMINATION BY THE LICENSEE	10
11. PATENT PROSECUTION, MAINTENANCE AND DISCLAIMER	11
12. USE OF NAMES, TRADENAMES AND TRADEMARKS AND NON-DISCLOSURE OF AGREEMENT TERMS	11
13. WARRANTY AND LIMITATION OF WARRANTY	12
14. INFRINGEMENT	13
15. WAIVER	15
16. ASSIGNMENT AND CONTROLLING INTEREST	15
17. INDEMNIFICATION	15
18. LATE PAYMENTS	17
19. NOTICES	17
20. FORCE MAJEURE	18
21. COMPLIANCE WITH LAWS	18
22. PREFERENCE FOR UNITED STATES INDUSTRY	18
23. DISPUTE RESOLUTION	19
24. GOVERNING LAW AND VENUE	21
25. PATENT MARKING	22
26. SURVIVAL	22
27. GOVERNMENT APPROVAL OR REGISTRATION	22
28. DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION	23
29. PROTECTION OF PROPRIETARY INFORMATION	23
30. MISCELLANEOUS	24
APPENDIX A – PATENT RIGHTS	27
APPENDIX B – FEES, ROYALTIES AND REIMBURSEMENT OF COSTS	28
APPENDIX C - MILESTONES	30
APPENDIX D - PROGRESS REPORT FORMAT	31
APPENDIX E - ROYALTY REPORT FORMAT	31

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

EXCLUSIVE FIELD-OF-USE PATENT LICENSE AGREEMENT

This license agreement (“License Agreement”) is entered into by and between LOS ALAMOS NATIONAL SECURITY, LLC, a Delaware company having its principal place of business at P.O. Box 1663, Los Alamos, NM 87545, hereinafter referred to as the “Licensor,” and Manhattan Scientifics, Inc., (MSI) a Delaware corporation having offices at The Chrysler Building; 32nd Floor; 405 Lexington Avenue; New York, NY 10174, hereinafter referred to as the “Licensee,” the parties to this License Agreement being referred to individually as a “Party,” and collectively as “Parties.”

The Licensor conducts research and development at Los Alamos National Laboratory for the U.S. Government under Contract No. DE-AC52-06NA25396, hereinafter referred to as the “Contract,” with the U. S. Department of Energy, National Nuclear Security Administration.

Rights in inventions and technical data made in the course of the Licensor’s research and development at Los Alamos National Laboratory are governed by the terms and conditions of the Contract.

Certain Technology relating to the manufacture and application of nanostructured metals and alloys has been developed in the course of the Licensor’s research and development at Los Alamos National Laboratory.  The Technology is comprised of a suite of three U.S. patents.  Licensor is the exclusive assignee of one of these patents; Licensor is an assignee of the other two patents and other parties may also have been assigned rights in those other two patents.

The Licensor desires that such Technology be developed and utilized to the fullest extent possible so as to enhance the accrual of economic and technological benefits to the U.S. domestic economy, and is therefore willing to grant to the Licensee a license to the Licensor’s interest in Patent Rights that protect the Technology.

The Licensee desires to obtain from the Licensor these exclusive rights for the commercial development, manufacture, use, and sale of the Technology.

Now, therefore, the Parties agree as follows:

1.   DEFINITIONS

As used in this License Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1           "Affiliate" of the Licensee means any entity that, directly or indirectly, Controls the Licensee, is Controlled by the Licensee, or is under common Control with the Licensee.

1.2           "Control" means (i) having the actual, present capacity to elect a majority of the directors of an entity, (ii) having the power to direct at least forty percent (40%) of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.  “Controls” and “Controlled” have the same meaning.  “Controlling Interest” means having Control of an entity.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

1.3           “Effective Date” means the date upon which this License Agreement becomes effective, and is the date of full execution by the Parties or the date upon which the Licensor receives the License Issue Fee specified in Appendix B (Fees, Royalties and Reimbursement of Costs), whichever comes later.

1.4           RESERVED

1.5           "Joint Venture" means any separate entity established pursuant to an agreement between a third party and the Licensee and/or a sublicensee to constitute a vehicle for a joint venture, in which the separate entity manufactures, uses, purchases, Sells, or acquires Licensed Products or Licensed Services from the Licensee.

1.6           “Licensed Invention” means any Licensed Product, Licensed Method or Licensed Service.

1.7           "Licensed Method" means any process or method the use or practice of which, but for the license granted in this License Agreement, would infringe or contribute to or induce the infringement of any Patent Rights at the time of the infringing activity.

1.8           "Licensed Product" means any composition of matter, article of manufacture, and product the manufacture, use, Sale, offer for Sale, or import of which, but for the license granted in this License Agreement, would infringe, or contribute to or induce the infringement of any Patent Rights at the time of the infringing activity, or would require the performance of the Licensed Method.

1.9           "Licensed Service" means the use of the Licensed Method to provide a service.

1.10	“Net Sales Price” means:

1.10.a
for Licensed Inventions sold, leased, distributed, or transferred in an arm’s length commercial transaction between the Licensee and a party that is not an Affiliate or Joint Venture:  the gross sales price of Licensed Inventions charged to Licensee’s customers without any deductions other than (1) prompt payment and other trade discounts; (2) credits, rebates, and allowances for return of defective shipments; (3) transportation and packaging charges; (4) sales and excise taxes, duties, and other governmental charges; and (5) transportation insurance, to the extent that such items are separately stated in invoices or appear as items of allowance in the records of the Licensee; or

1.10.b
for Licensed Inventions sold, leased, distributed, or transferred either in a transaction between the Licensee and an Affiliate or Joint Venture or other party that is not an arm’s length commercial transaction:  the gross sales price of the same quantity of similar or substantially similar Licensed Inventions sold in an arm’s length commercial transaction, or, if similar or substantially similar Licensed Inventions are not sold, then the fair market value thereof, without any deductions other than (1) prompt payment and other trade discounts; (2) credits, rebates, and allowances for return of defective shipments; (3) transportation and packaging charges; (4) sales and excise taxes, duties, and other governmental charges; and (5) transportation insurance, to the extent that such items are separately stated in invoices or appear as items of allowance in the records of the Licensee.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

1.11           “Sublicense Consideration” means value, whether in the form of cash or a cash equivalent, received by the Licensee for the grant of sublicense rights to another party, including but not limited to, consideration for the granting of a sublicense, such as sublicense issue fees and sublicense annual fees and sublicense royalties.

1.12           "Patent Rights" means the Valid Claims of, to the extent assigned to or otherwise obtained by the Licensor, the United States patent and any reissues, continuations, divisions, and continuation-in-part applications (but only those Valid Claims in the continuation-in-part applications that are entirely supported in the specification and entitled to the priority date of the parent application) thereof, listed in Appendix A (Patent Rights).

1.13           "Sale" means the act of selling, leasing or otherwise transferring, providing, or furnishing for use for any consideration.  Correspondingly, "Sell" means to make or cause to be made a Sale, and "Sold" means to have made or caused to be made a Sale.

1.14           “Sublicensee” means a third party or Joint Venture partner to whom the Licensee grants all or a portion of the rights granted to Licensee hereunder.

1.15           “Technology” means technical information, know-how, data and Patent Rights owned or controlled by the Licensor and relating to nanostructured metals and alloys that possess significantly enhanced mechanical properties.

1.16           "Valid Claim" means a claim of a patent that (i) has not expired; (ii) has not been disclaimed; (iii) has not been cancelled, or if cancelled has been reinstated; and (iv) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim from which no further appeal has or may be taken.

2.   GRANT

2.1           The Licensor grants to the Licensee, subject to the provisions of this Article 2, an exclusive United States license to make, have made, use, import, sell, offer to sell, and have sold Licensed Inventions under the Patent Rights, with the right to sublicense to others under the terms of Article 3 (Sublicenses).

2.1.a           For purposes of removal of doubt, Licensee acknowledges that other parties may also have ownership interests in U.S. Patent 7152448 and U.S. Patent 6399215, and that Licensor is only granting a license to the Licensor’s right, title and interest in, U.S. Patent 7152448 and U.S. Patent 6399215.  If the Licensee wishes to have full exclusive rights to this patent, the Licensee must seek rights from other assignees (if any) of those patents.

2.1.b           The Licensor will grant no further licenses in U.S. Patent 7152448 and U.S. Patent 6399215.

2.2           Rights not expressly granted to the Licensee herein are expressly reserved to the Licensor.

2.3           The Licensor expressly reserves the right to use the Technology, including the right to make, have made, use and have used Licensed Inventions for any purpose permitted under the Contract, including, but not limited to, Cooperative Research and Development Agreements, Work for Others Agreements, User Facility Agreements, research and education.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

2.4           The U.S. Government has a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced throughout the world, for or on behalf of the U.S. Government, inventions covered by the Patent Rights, and has certain other rights under 35 U.S.C. 200-212 and applicable implementing regulations.

2.5           Under 35 U.S.C. 203 the U.S. Department of Energy has the right to require the Licensee to grant a nonexclusive, partially exclusive or exclusive license under the Patent Rights in any field-of-use to a responsible applicant or applicants in accordance with 48 CFR 27.304-1 (g). The terms of such license shall be as required by DOE notwithstanding anything else in this Agreement.

2.6           Nothing in this License Agreement will be deemed to limit the right of the Licensor to publish any and all technical data resulting from any research performed by the Licensor, provided that such publication shall be delayed as necessary to preserve both United States of America and foreign Patent Rights.

2.7           As between Licensor and Licensee, Licensee shall own all rights, title, and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Licensee may conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, including without limitation improvements on the Patent Rights, hereunder.

3.   SUBLICENSES

3.1           The Licensor also grants to the Licensee, so long as it retains exclusive rights under this License Agreement, the right to issue sublicenses under the rights and licenses granted to Licensee in Article 2 (Grant) where the Licensor may lawfully grant such licenses.  For the avoidance of doubt, Affiliates and Joint Ventures shall have no licenses under the Patent Rights unless such Affiliates and Joint Ventures are granted a sublicense.

3.1.a           For purposes of removal of doubt, Licensee acknowledges that other parties may also have ownership interests in U.S. Patent 7152448 and U.S. Patent 6399215, and that Licensor is only granting a license to the Licensor’s right, title and interest in, U.S. Patent 7152448 and U.S. Patent 6399215.  If the Licensee wishes to have full exclusive rights to this patent, the Licensee must seek rights from other assignees (if any) of those patents

3.2           All sublicenses will require the performance of, all the obligations due to the Licensor and the United States Government under this License Agreement other than those rights and obligations specified in Articles 4 (Fees and Royalties), 5 (Diligence), and 11 (Patent Prosecution, Maintenance, and Disclaimer) and understanding that the insurance requirements of sections 17.2-17.5 will apply to such sublicensee with insurance amounts determined based on such sublicensee’s activities only.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

3.3           All sublicenses also will contain a provision that will require the payment of royalties by the sublicensees to the Licensee in an amount sufficient to allow the Licensee to meet its royalty obligations to the Licensor pursuant to Article 4 (Fees and Royalties).

3.4           The Licensee also will pay to the Licensor the percentage, specified in Appendix B (Fees, Royalties and Reimbursement of Costs), Section 3, of any cash or the cash equivalent of Sublicense Consideration the Licensee receives for the grant of rights under each sublicense agreement pursuant to this Article 3.

3.5           For the purposes of this License Agreement, the operations of all sublicensees related to sublicenses granted to pursuant to this Article 3 shall be deemed to be the operations of the Licensee, for which the Licensee shall be responsible (except that sales by sublicensees shall be treated as sales by a sublicensee and not also as sales by Licensee for purposes of calculating royalties).

3.6           The Licensee will not grant its sublicensees the right to license the Technology to others without the express written permission of the Licensor.

3.7           Sublicensees will be required to carry the insurance requirements specified under Article 17 (Indemnification) with insurance amounts determined based on sublicensee’s activities only.
.
3.8           The Licensee will notify the Licensor of each sublicense granted hereunder and provide the Licensor with a complete copy of each sublicense within thirty (30) days of issuance of the sublicense.  Consideration owed to the Licensor under this Article 3 and Article 4 (Fees and Royalties) will be paid to the Licensor on or before the due date of the royalty report applicable to the semi-annual period in which consideration was due and owed to the Licensee under the sublicense.  The Licensee will collect from the sublicensees and pay to the Licensor all fees, royalties, cash, and the cash equivalent of consideration due the Licensor as set forth in Articles 3 and 4.  The Licensee will guarantee all monies and Other Consideration due the Licensor from the sublicensees.  The Licensee will require sublicensees to provide it with copies of all progress reports and royalty reports in accordance with the provisions herein, and the Licensee will collect and deliver to the Licensor all such reports due from sublicensees.

3.9           Upon termination of this License Agreement for any reason, the Licensor, at its sole discretion, will determine whether any or all sublicenses will be canceled or assigned to the Licensor.  In the event of termination of this License Agreement and if the Licensor accepts assignment of any sublicense, the Licensor will not be bound by any grant of rights broader than nor will be required to perform any obligation other than those rights and obligations contained in this License Agreement.  Moreover, the Licensor will have the sole right to modify each such assigned sublicense to include all of the rights of the Licensor (and, if applicable, the United States Government) that are contained in this License Agreement, including the payment directly to the Licensor of royalties and other fees in accordance with Article 4 (Fees and Royalties) and patent prosecution costs in accordance with Article 11 (Patent Prosecution, Maintenance and Disclaimer).

4.   FEES AND ROYALTIES

4.1           In consideration for the rights, privileges and license granted under this License Agreement, the Licensee must pay to the Licensor the fees and royalties and/or equity payments specified in Appendix B (Fees, Royalties and Reimbursement of Costs).

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

4.2           Royalty payments are to be calculated based on Net Sales during the semiannual periods extending from January 1 through June 30 (first half) and July 1 through December 31 (second half) of each year, for as long as this License Agreement remains in effect.  The first royalty payment due under this License Agreement is based on Net Sales from the Effective Date to the end of the semiannual period which includes the Effective Date.  Subsequent royalty payments are due concurrently with the royalty reports, pursuant to Article 6 (Reports), on the following dates:

•	August 31 for the calendar half beginning January 1 and ending June 30.
•	February 28 for the calendar half beginning July 1 and ending December 31.

4.3           All payments due the Licensor must be paid in U.S. currency at the address set forth in Article 19 (Notices).  The Licensee must convert Net Sales invoiced in foreign currency into equivalent U.S. currency at the exchange rate for the foreign currency prevailing as of the last day of the reporting period, as reported in the Wall Street Journal®.

           4.4           RESERVED.

4.5           No royalty as provided in this Article 4 will be collected or paid hereunder to the Licensor on Licensed Inventions Sold to, or otherwise exploited for, the account of the United States Government.

4.6           Unless specifically stated elsewhere in this License Agreement, the fees set forth in this Article 4, whether paid in cash or equity, are not refundable, nor creditable, nor an advance against any royalties or other payments required under this License Agreement.

5.   DILIGENCE

5.1           The Licensee, upon execution of this License Agreement, will proceed with the development, manufacture, and Sale of Licensed Inventions and will make reasonable commercial efforts to market the same.

5.2           Subject to Section 20 herein, to be in compliance with this Article 5, the Licensee must meet the Milestones set out in Appendix C (Milestones).

5.3           Article 5 is a material term of this License Agreement, without which the license grant under Article 2 (Grant) would not have been made.  If the Licensee is unable to perform in accordance with this Article 5, Licensor will have the right and option to terminate this License Agreement in accordance with Article 9 (Termination by Licensor) which option must be elected not later than sixty (60) days after the date on which the missed Milestone was due.

6.  REPORTS

6.1           Progress Reports.  The Licensee will submit to the Licensor a semiannual progress report covering activities by the Licensee related to the development and testing of all Licensed Inventions and obtaining government approvals necessary for marketing them.  These progress reports will be provided to the Licensor to cover the progress of the research, development and commercialization activities, until Net Sales exceed One Million Dollars ($1,000,000).  Progress reports shall comply with the report format shown in Appendix D (Progress Reports).  Progress reports will be treated by the Licensor as Licensee’s Proprietary Information.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

Progress Reports are due on the following dates:

•	August 31 for the calendar half beginning January 1 and ending June 30
•	February 28 for the calendar half beginning July 1 and ending December 31

6.2           Royalty Reports.  After the first Sale or other exploitation of a Licensed Product or Licensed Service, the Licensee must submit semiannual royalty reports.  Royalty reports shall comply with the report format shown in Appendix E (Royalty Report) and shall include reports on Sales by sublicensees.  Royalty reports will be treated by the Licensor as Licensee’s Proprietary Information.

If no sale, sublicense or use of Licensed Inventions has been made during a reporting period, a statement to this effect must be sent to Licensor.

Royalty Reports are due on the following dates:

•	August 31 for the calendar half beginning January 1 and ending June 30
•	February 28 for the calendar half beginning July 1 and ending December 31

7.   BOOKS AND RECORDS

7.1           The Licensee will keep books and records accurately showing all Licensed Inventions manufactured, used, offered for Sale, imported, Sold, and/or otherwise exploited, all payments received by Licensee for the same, and all payments due the Licensor.  Such books and records will be preserved for at least three (3) years after the date of the payment to which they pertain and will be open to examination by representatives or agents of the Licensor, upon no less than ten (10) business days notice and at reasonable times, but not more than once in any 12 month period to determine their accuracy and assess the Licensee’s compliance with the terms of this License Agreement.

7.2           The fees and expenses of the Licensor’s representatives performing the inspection and audit will be borne by the Licensor.  However, if the audit discloses an error in royalties owed the Licensor more than the greater of (a) $5,000 and (b) of more than five percent (5%) of royalties paid to the Licensor, then the Licensee will pay the fees and expenses of said representatives within thirty (30) days after receipt of invoice.

8.   TERM OF THE LICENSE AGREEMENT

8.1           This License Agreement is in full force and effect from the Effective Date and remains in effect until the expiration of the last Valid Claim to expire of the patents included within the Licensor’s Patent Rights, unless sooner terminated by operation of law or by acts of either of the Parties in accordance with the terms of this License Agreement.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

9.   TERMINATION BY THE LICENSOR

9.1           If the Licensee fails to deliver to the Licensor any report when due, or fails to pay any royalty or fee when due, or if the Licensee breaches any other material term of this License Agreement, including, but not limited to, Article 5 (Diligence) the Licensor may exercise its right to terminate this License Agreement. To exercise its rights, the Licensor must give written notice of default to the Licensee pursuant to Article 19 (Notices).  If the Licensee fails to cure the default, and provide written tangible evidence satisfactory to the Licensor that the deficiency has been cured, within thirty (30) days from the effective date of notification to the Licensee, the Licensor may, at its option, terminate this License Agreement immediately.

9.2           Termination pursuant to this Article 9 does not relieve the Licensee of its obligation to pay any royalty or license fees due or owing at the time of termination and does not impair any accrued right of the Licensor.

9.3           The License Agreement will terminate automatically on the date of filing a voluntary petition in bankruptcy by the Licensee or an involuntary petition in bankruptcy by the Licensee which petition is not dismissed within 90 days.

10.   TERMINATION BY THE LICENSEE

10.1           If the Licensor breaches any material term of this License Agreement, the Licensee may exercise its right to terminate this License Agreement. To exercise its rights, the Licensee must give written notice of default to the Licensor pursuant to Article 19 (Notices).  If the Licensor fails to cure the default, and provide written tangible evidence satisfactory to the Licensee that the deficiency has been cured, within thirty (30) days from the effective date of notification to the Licensor, the Licensee may, at its option, terminate this License Agreement immediately.

10.1           The Licensee may terminate this License Agreement for convenience by giving written notice to the Licensor.  Such termination will be effective ninety (90) days from the date of delivery of the notice, and all the Licensee’s rights under this License Agreement will cease as of that date.

10.2           Termination pursuant to this Article 10 does not relieve the Licensee of any obligation or liability accrued by the Licensee prior to the effective date of termination or affect any rights of the Licensor arising under this License Agreement prior to termination.

11.   PATENT PROSECUTION, MAINTENANCE AND DISCLAIMER

11.1           The Licensor will maintain the U.S. patents identified in Appendix A, using counsel of its choice.  Licensor has disclosed to the Licensee, copies of documents relating to patent prosecution of the Licensed Patents that are in possession of Licensor, and copies of documents between Licensor and other parties to the extent such documents affect the title to or rights in the Licensed Patents. The Licensor represents that it has made commercially reasonable efforts to locate such documents, and represents that to the best of its knowledge such documents are true and correct and unaltered. Such documents will be protected as the proprietary information of Licensor subject to the exclusions of section 29.4.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

11.2           RESERVED

11.3           RESERVED

11.4           RESERVED

11.5           RESERVED

11.6            RESERVED

12.   USE OF NAMES, TRADENAMES AND TRADEMARKS AND NON-DISCLOSURE OF AGREEMENT TERMS

12.1           With the exception of the statements listed below, this License Agreement does not confer any right to use in advertising, publicity, or other promotional activities any name, tradename, trademark, or other designation of the Department of Energy, Los Alamos National Security, LLC, or Los Alamos National Laboratory (including any contraction, abbreviation, or simulation of any of the foregoing) without prior written approval pursuant to Article 19 (Notices).

12.1.a	“The technology, originally developed at Los Alamos National Laboratory,…….”

12.1.b	“The technology, licensed from Los Alamos National Security,…..”

12.1.c	“COMPANY was founded upon technology created at Los Alamos National Laboratory.”

12.1.d	“COMPANY has exclusively licensed technology/intellectual property from Los Alamos National Security.”

12.2           Licensee will not use names Department of Energy, Los Alamos National Security, LLC, or Los Alamos National Laboratory (including any contraction, abbreviation, or simulation of any of the foregoing) to endorse Licensee’s products or services.

12.3           The Licensor may disclose to third parties the existence of this License Agreement and the extent of the grant in Article 2 (Grant), but will not disclose royalty or fee obligations or rates, or other information identified as proprietary by the Licensee herein, if any, except where the Licensor is required to release information under applicable law, and Licensor has informed Licensee of such requirement and given Licensee reasonable opportunity to contest such agreement or seek protective provisions relating to such disclosure.

12.4           The Licensee may disclose to third parties the existence of this License Agreement and the terms and conditions to the extent determined appropriate by the Licensee.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

13.   WARRANTY AND LIMITATION OF WARRANTY

13.1           The Licensor warrants that it is the lawful owner of the Patent Rights and has the right to grant the licenses granted herein.
.
13.2           Except as expressly set forth in this License Agreement, the licenses and the associated Technology, Patent Rights, Licensed Products, Licensed Services, and Licensed Methods are provided by the Licensor AS IS, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  THE LICENSOR AND THE U. S. GOVERNMENT MAKE NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS, LICENSED SERVICES, OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT.

13.3           Nothing in this License Agreement will be construed as:

a.	a warranty or representation by the Licensor or the U. S. Government as to the validity or scope of the Licensor’s Patent Rights;

b.	an obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 14 (Infringement);

c.	conferring by implication, estoppel, or otherwise any license or rights under any patents of the Licensor or the U. S. Government other than the Licensor’s Patent Rights; or

d.	an obligation by the Licensor or the U. S. Government to furnish any know-how, technical assistance, or technical data other than as stated in Article 2 (Grant).

13.4           NEITHER THE LICENSOR NOR THE U.S. GOVERNMENT WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, ITS SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.   INFRINGEMENT

14.1           In the event that the Licensor or the Licensee learns of infringement ofcommercial significance of Patent Rights licensed under this License Agreement, the knowledgeable Party will provide the other Party with (i) written notice of such infringement and (ii) any evidence of such infringement reasonably available to it. During the period in which, and in the jurisdiction where, the Licensee has exclusive rights under this License Agreement, neither the Licensor nor the Licensee will notify an infringer of infringement or put such infringer on notice of the existence of any Patent Rights without first obtaining consent of the other.  If the Licensee puts such infringer on notice (‘Infringement Notice”) of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of the Licensor and if a declaratory judgment action is filed by such infringer against the Licensor, then Licensee’s right to initiate a suit against such infringer for infringement under Paragraph 14.2 below will terminate immediately without the obligation of the Licensor to provide notice to the Licensee. If the Licensor puts such infringer on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of the Licensee and if a declaratory judgment action is filed by such infringer against the Licensor, then Licensor’s right to any recovery from a suit against such infringer for infringement shall be limited to Licensor’s actual costs of participating in such litigation, if any.  Both the Licensor and the Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

14.2           If infringing activity of commercial significance by the infringer has not been abated within ninety (90) days following the date the Infringement Notice takes effect (or a greater or lesser time if both Licensor and Licensee approve, with such approval not to be unreasonably withheld), the Licensee may institute suit for patent infringement against the infringer.  The Licensor may voluntarily join such suit at its own expense, but may not otherwise commence suit against the infringer for the acts of infringement that are the subject of the Licensee’s suit or any judgment rendered in that suit.  The Licensee may not join the Licensor as a party in a suit initiated by the Licensee without the Licensor’s prior written consent.  If in a suit initiated by the Licensee, the Licensor is involuntarily joined other than by the Licensee, the Licensee will pay any costs incurred by the Licensor arising out of such suit, including but not limited to, any legal fees of counsel that the Licensor selects and retains to represent it in the suit.

14.3           If, within one hundred and eighty (180) days following the date the Infringement Notice takes effect, (or a greater or lesser time if both Licensor and Licensee approve, with such approval not to be unreasonably withheld) infringing activity of commercial significance by the infringer has not been abated and if the Licensee has not brought suit against the infringer, the Licensor may institute suit for patent infringement against the infringer.  If the Licensor institutes such suit, the Licensee may not join or be joined in such suit without the consent of both the Licensor and the Licensee, and may not otherwise commence suit against the infringer for the acts of infringement that are the subject of the Licensor’s suit or any judgment rendered in that suit.

14.4           Any recovery or settlement, whether compensatory or punitive, received in connection with any suit will first be shared by the Licensor and the Licensee equally to cover the litigation costs each incurred and next shall be paid to the Licensor or the Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other. For the avoidance of doubt, litigation costs of Licensor  reimbursed by Licensee shall be considered incurred by Licensor for the purposes of this paragraph.

14.5           In any suit initiated by the Licensee, any recovery of damages in excess of litigation costs (hereinafter referred to as “Excess Recovery”) will be shared as follows, regardless of whether the infringement was found to be willful.

14.5.a	The Licensor will receive twenty-five percent (25%) of the Excess Recovery if the Licensor was not a party to the suit.

14.5.b	The Licensor will receive fifty percent (50%) of the Excess Recovery if the Licensor was a party to the suit, whether joined voluntarily or involuntarily.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

14.6           In any suit initiated by the Licensor, any recovery in excess of litigation costs will belong to the Licensor unless Licensee was joined as a party to the suit in which case Licensor and Licensee shall share equally any recovery in excess of litigation costs.

14.7           The Licensor and the Licensee agree to be bound by all determinations of patent infringement, validity, and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 14, unless otherwise agreed by the Parties.

14.8           Any agreement made by the Licensee that settles an infringement by granting a sublicense shall comply with the requirements of Article 3 (Sublicenses) of this License Agreement.

14.9           Each Party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being jointly prosecuted by the Parties).

14.10           Any litigation proceedings will be controlled by the Party bringing the suit, except that the Licensor may be represented by counsel of its choice in any suit brought by the Licensee.

15.   WAIVER

15.1           No waiver by either Party of any breach or default of any of the covenants or terms of this License Agreement will be deemed a waiver as to any prior, subsequent and/or similar breach or default.

16.   ASSIGNMENT AND CONTROLLING INTEREST

16.1           This License Agreement is binding upon and will inure to the benefit of the Licensor and Licensee, and their successors and assigns.  The Licensee may not assign or transfer this License Agreement to a foreign owned or controlled entity without the Licensor’s prior written consent, which shall not be unreasonably withheld.  Such determination by the Licensor will be provided to the Licensee within forty-five (45) days of receipt of a request from the Licensee.

16.2           For all other assignments of this License Agreement, the Licensee or its successor will notify the Licensor within thirty (30) days of such assignment.

17.   INDEMNIFICATION

17.1           The Licensee will, and will require its sublicensees to, indemnify, hold harmless, and defend the Licensor, the sponsors of the research that led to the Technology; the inventors of any invention claimed in patents or patent applications under Patent Rights (including the Licensed Products, Licensed Services, and Licensed Methods contemplated thereunder); their employers; and the officers, employees, and agents of any of the foregoing (each an “Indemnitee”), against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from, or arising out of, the exercise of this License Agreement or any sublicense, except for any negligent acts or omissions or willful misconduct of an Indemnitee and except for claims or suits brought by an Indemnitee against another Indemnitee.  This indemnification will include, but will not be limited to, any product liability.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

17.2           The Licensee, at its sole cost and expense, will insure its activities in connection with the work under this License Agreement and obtain, keep in force, and maintain insurance or an equivalent program of self insurance as follows:

17.2.a	While the Technology is in a research and development, engineering and prototype stage, up to, but not including any Sales:

i.	Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence	$1,000,000
Personal and Advertising Injury	$1,000,000
General Aggregate (commercial form only)	$2,000,000

17.2.b	When the Technology is in a Sales stage and Sales are less than or equal to $3,000,000:

i.	Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with minimum limits as follows:

Each Occurrence	$3,000,000
Products/Completed Operations Aggregate	$3,000,000
Personal and Advertising Injury	$3,000,000
General Aggregate (commercial form only)	$3,000,000

17.2.c	When Sales exceed $3,000,000:

i.	Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence	$5,000,000
Products/Completed Operations Aggregate	$5,000,000
Personal and Advertising Injury	$5,000,000
General Aggregate (commercial form only)	$5,000,000

         17.3           It should be expressly understood, however, that the coverages and limits referred to under Paragraph 17.2 will not in any way limit the liability of the Licensee.  Within thirty (30) days of receiving a written request from the Licensor, the Licensee will furnish the Licensor with certificates of insurance or evidence of self-insurance documenting compliance with all requirements.  Such certificates will:

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

17.3.a	Provide for thirty (30) day advance written notice to the Licensor of any modification;

17.3.b	Indicate that the Licensor has been endorsed as an additional insured under the coverages referred to under the above; and

17.3.c
Include a provision that the coverages will be primary and will not participate with or be excess over any valid and collectable insurance or program of self-insurance carried or maintained by the Licensor.

17.4           Failure of the Licensee to provide certificates of insurance pursuant to Paragraph 17.3 will be a material breach of this License Agreement and the Licensor may immediately terminate this License Agreement without the obligation to provide notice pursuant to Article 9 (Termination by Licensor).

17.5           The Licensor will promptly notify the Licensee in writing of any claim or suit brought against the Licensor for which the Licensor intends to invoke the provisions of this Article 17.  The Licensee will keep the Licensor informed of its defense of any claims pursuant to this Article 17.

17.6           If the Licensor, in its reasonable discretion, believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by the Licensee to defend the Licensor in accordance with this Article 17, then the Licensor may retain counsel of its choice to represent it, and the Licensee will pay all expenses for such representation.

18.   LATE PAYMENTS

18.1           In the event royalty payments or fees are not received by the Licensor when due, the Licensee will pay to the Licensor the amount due plus simple interest calculated at the prime rate, as given in The Wall Street Journal on the date the payment was due, plus four percent (4%).

19.   NOTICES

           19.1           Any notice or payment required to be given to either Party will be deemed to have been properly given and to be effective on the date of

19.1.a	delivery, if delivered in person;
19.1.b	three (3) days after mailing, if mailed by first-class certified mail; or
19.1.c	three (3) days after mailing, if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice or payment;

to the respective addresses given below, or to another address as designated in writing as specified herein by the Party changing its address.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

In the case of the Licensee:

Manhattan Scientifics, Inc.
Attention: Dan Blacklock

3321 Columbia Dr. N.E.
Albuquerque, NM 87107
County: Bernalillo
Phone: 505-884-1922
Cell: 505-350-9754
Fax: 505-884-1923

In the case of the Licensor:

Los Alamos National Laboratory
Technology Transfer Division
P.O. Box 1663, Mail Stop C334
Los Alamos, New Mexico  87545
Attention: License Compliance Officer
Telephone: (505) 665-9091
Facsimile: (505) 665-0154
Email address:  tt-cmt@lanl.gov

For Courier Service to the Licensor:

Los Alamos National Laboratory
Technology Transfer Division
Bikini Atoll Road, Bldg. SM-30
Los Alamos, NM  87545
Attention: License Compliance Officer
Telephone:  (505) 665-9091
For payments due the Licensor: Los Alamos National Laboratory Technology Transfer Division P.O. Box 1663, Mail Stop P245 Los Alamos, NM 87544 Attention: License Compliance Officer

19.2           Telephone numbers, fax numbers, and email addresses are given above for purposes of convenience of communication only.  Official notices must be sent pursuant to Paragraph 19.1.

20.   FORCE MAJEURE

20.1           The Parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to biological or nuclear incidents; earthquakes; fires; floods; governmental acts, orders or restrictions; permit requirements; inability to obtain suitable and sufficient labor, transportation, fuel, equipment or materials; local, national, or state emergency; power failure and power outages; acts of terrorism; strike; and war.

20.2           Either Party to this License Agreement, however, will have the right to terminate this License Agreement without penalty upon thirty (30) days' prior written notice if either Party is unable to fulfill its obligations under this License Agreement due to any of the causes specified in Paragraph 20.1 for a period of one (1) year.

21.   COMPLIANCE WITH LAWS

21.1           The Licensee will observe all applicable United States laws with respect to the transfer of Licensed Products and Licensed Methods and related technical data and the provision of Licensed Services to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.  Failure of Licensee to comply with this requirement is a material breach of this License Agreement.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

21.2           The Licensee shall comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, Sale, or import of the Licensed Products, Licensed Services, or practice of the Licensed Method.

22.   PREFERENCE FOR UNITED STATES INDUSTRY

22.1           In accordance with 35 U.S.C. 204, Licensed Products or products produced through the use of Licensed Methods sold in the United States must be manufactured substantially in the United States.

23.   DISPUTE RESOLUTION

23.1
The individuals designated in Paragraph 19 agree to exert their best efforts to resolve disputes arising from this License Agreement.  In the event that any dispute arising out of this License Agreement cannot be resolved by the aforestated individuals or their successors, the matter will immediately be referred to the respective management of each Party for resolution.  In the event the managements of the Parties fail to resolve the matter within thirty (30) days of referral of the matter to them, either Party may give the other Party notice of its intention to seek other recourse.

23.2 Definitions. For purposes of this clause:

23.2.a              “Board” means the General Services Administration, Civilian Board of Contract Appeals or such successor Board as may be established by law.

23.2.b              “Arbitration decision” means a decision of the Board in an arbitration pursuant to this clause.

23.2.c              “Claim” means a written demand or written assertion by either contracting party seeking as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of a license  term, or other relief arising under or relating to this license. A voucher, invoice, or other request for payment or equitable adjustment under the terms of the license that is not in dispute when submitted is not a claim. The Licensee may convert such submission into a claim if it is disputed either as to liability or amount, or is not acted upon in a reasonable time, by demanding a decision by the Contract Administrator.

23.2.d              “Counterclaim” means a claim asserted in a pleading filed with the Board in an arbitration proceeding pursuant to this clause which arises from the same occurrence or transaction that is the subject matter of the opposing party’s claim. Counterclaims do not need to be submitted to the Licensor Contract Administrator for decision.

23.2.e              “Rules of the Board” means the Board’s rules promulgated at 41 CFR Part 6101 and 6102 or as promulgated by a successor Board.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

 23.3  Nature of the License. This license is not a Government contract and, therefore, is not subject to the Contract Disputes Act of 1978 (41 U.S.C. §§601-613).  However, this license is a subcontract executed under the authority of prime contract DE-AC52-06NA25396.  The Licensee acknowledges that DOE is not a party to the license and, for purposes of the license, LANS is not an agent of DOE. Consequently, the provision for arbitration by the Board, as provided for in this clause, does not create or imply the existence of privity of contract between the Licensee and DOE.

 23.4  Scope of Clause.   The rights and procedures set forth in this clause are the exclusive rights and procedures for resolution of all claims and disputes arising under, or relating to, this license, and no action based upon any claim or dispute arising under, or relating to, this license shall be brought in any court except as provided in this clause. The parties shall be bound by any arbitration decision rendered pursuant to this clause, which shall be vacated, modified, or corrected only as provided in the Federal Arbitration Act (9 U.S.C. §§1-16). An arbitration decision may only be enforced in any court of competent jurisdiction in the State of New Mexico.

 23.5  Filing a Claim/Licensor Contract Administrator’s Decision.

23.5.a               Unless otherwise provided in this License, the Licensee must file any claim against LANS within 60 Days after the Licensee knew or should have known the facts giving rise to the claim. Failure to file a claim within the period prescribed by this paragraph shall constitute a waiver of the Licensee’s right, if any, to an equitable adjustment under the License.

23.5.b               The Licensee shall submit any claim in writing to the Contract Administrator who shall issue a decision on the matter within 60 Days of receipt of the claim. If the Contract Administrator fails to issue a decision within 60 Days, the Licensee may request mediation or demand for arbitration as provided in paragraphs (e) and (f) of this clause.

23.5.c              LANS may, at any time prior to license expiration file a claim against the Licensee by issuing a written decision by the Contract Administrator asserting such a claim.

23.5.d              The decision of the Contract Administrator shall be final and conclusive unless the Licensee requests mediation or demands arbitration in accordance with the terms of this clause.

 23.6  Request for Mediation.

23.6.a              If the decision of the Contract Administrator is not satisfactory to the Licensee or the Contract Administrator has failed to timely issue a decision in accordance with subparagraph (d) 2) of this provision and the Licensee desires to pursue further action, the Licensee may request that the matter be scheduled for mediation. The request for mediation must be made within 45 Days after receipt of the Contract Administrator’s decision.

23.6.b              If the Contract Administrator believes that mediation of the dispute is likely to lead to a satisfactory resolution, he or she will so inform the Licensee and the matter will be scheduled for mediation. The parties will agree on the format of the mediation and will jointly select the mediator. The cost of the mediator and related expenses shall be divided evenly between the parties.

23.6.c              If the Contract Administrator decides that mediation is not likely to lead to a satisfactory resolution of the claim, or that a mediation undertaken pursuant to this clause has been unsuccessful, he or she will so inform the Licensee in writing.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

 23.7  Demand for Arbitration. If the decision of the Contract Administrator is not satisfactory to the Licensee, or if the Licensee’s request for mediation has been denied, or a mediation undertaken pursuant to Section 23.6 of this clause has been unsuccessful, or the Contract Administrator has failed to timely issue a decision in accordance with subparagraph 23.5.b of this provision and the Licensee desires to pursue further action, the Licensee must submit to the Board a written demand for arbitration of the claim within 45 Days after receipt of the Contract Administrator’s decision, or within 45 Days after the Contract Administrator notifies the Licensee that its request for mediation has been denied or that the mediation undertaken pursuant to paragraph (e) has been unsuccessful, whichever is later.

 23.8  Arbitration Procedures/Costs. The Board shall arbitrate the claim and any counterclaims in accordance with the Rules of the Board. All claims for $100,000 or less shall be arbitrated under the Board’s Small Claims (Expedited) Procedure (Rule 202). All other claims, regardless of dollar amount, shall be arbitrated under the Board’s Accelerated Procedure (Rule 203). Both parties shall be afforded an opportunity to be heard and to present evidence in accordance with the Rules of the Board. Unless the Board orders otherwise, each party shall pay its own costs of prosecuting or defending an arbitration before the Board.

 23.9  Review of Arbitration Decision. An arbitration decision shall be final and conclusive unless a party files a timely action to vacate, modify, or correct the decision pursuant to the Federal Arbitration Act.

 23.10  Licensee Performance Pending Claim Resolution. The Licensee shall proceed diligently with performance of the license and shall comply with any decision of the Contract Administrator pending final resolution of any claim or dispute arising under, or relating to, the license.

 23.11  Choice of Law. The license shall be governed by federal law as provided in this paragraph. Irrespective of the place of award, execution, or performance, the license shall be construed and interpreted, and its validity determined, according to the federal law of intellectual property and federal common law of government contracts as enunciated and applied to prime government contracts by the federal boards of contract appeals and federal courts having appellate jurisdiction over their decisions rendered pursuant to the Contract Disputes Act of 1978. The Federal Arbitration Act, other federal statutes, and federal rules shall govern as applicable. To the extent that federal common law of government contracts is not dispositive, the laws of the State of New Mexico shall apply.

 23.12  Interest. Interest on amounts adjudicated due and unpaid by a party shall be paid from the date the complaining party files a demand for arbitration with the Board. Interest on claims shall be paid at the rate established by the Secretary of the Treasury of the United States pursuant to Public Law 92-41 (85 Stat. 97).

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

24.   GOVERNING LAW AND VENUE

24.1           THIS LICENSE AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW MEXICO, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

24.2           Any legal action brought by the Parties hereto relating to this License Agreement will be conducted in New Mexico.

25.   PATENT MARKING

25.1           The Licensee agrees to mark, in accordance with the applicable patent marking statute, all Licensed Products, and their containers, which have been made, used, sold or otherwise transferred to a third party, under the terms of this License Agreement.

26.   SURVIVAL

26.1           When this License Agreement expires or is terminated in accordance with the terms hereof, the following Articles will survive any expiration or termination:

Article 1       Definitions
Article 3       Sublicenses
Article 4       Fees and Royalties
Article 7       Books And Records
Article 11     Patent Prosecution, Maintenance And Disclaimer
Article 12     Use Of Names, Tradenames, And Trademarks
Article 13     Warranty and Limitation of Warranty
Article 17     Indemnification
Article 18     Late Payments
Article 19     Notices
Article 24     Governing Law and Venue
Article 26     Survival
Article 28     Disposition of Licensed Products Upon Termination
Article 29     Protection of Proprietary Information
Article 30     Miscellaneous

27.   GOVERNMENT APPROVAL OR REGISTRATION

27.1           If this License Agreement or any associated transaction is required by the law of any nation to be either approved, permitted or registered with any governmental agency, the Licensee will assume all legal obligations to do so.  The Licensee will notify the Licensor if the Licensee becomes aware that this License Agreement is subject to a U.S. or foreign government reporting, permitting, or approval requirement.  The Licensee will make all necessary findings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting, permitting or approval process.  This provision does not apply to any requirement arising out of LANS’s contract or relationship with federal, state, and local governments.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

28.   DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

28.1           Upon termination of this License Agreement, the Licensee will have one hundred eighty (180) days to Sell all previously made or partially made Licensed Products, and the license granted in Section 2.1 (Grant) shall be extended accordingly.  The Sale of such Licensed Products will be subject to the terms of this License Agreement including, but not limited to, the payment of royalties pursuant to Article 4 (Fees and Royalties).

29.   PROTECTION OF PROPRIETARY INFORMATION

29.1           The Licensee and the Licensor will treat and maintain the other Party’s proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information, including the negotiated terms of this License Agreement and any progress and royalty reports, and any sublicense agreement issued pursuant to this License Agreement ("Proprietary Information") in confidence using at least the same degree of care as the receiving Party uses to protect its own proprietary information of a like nature from the date of disclosure until five (5) years after the termination or expiration of this License Agreement.

29.2           The Licensee and the Licensor may use and disclose Proprietary Information to their employees, agents, consultants, contractors, and, in the case of the Licensee, its sublicensees, provided that such parties are bound by a like duty of confidentiality as that found in this Article 29.  Notwithstanding anything to the contrary contained in this License Agreement, the Licensor may release this License Agreement or any sublicense, including any terms thereof, and information regarding royalty payments or other income received in connection with this License Agreement to the inventors and senior administrative officials employed by the Licensor.  If such release is made, the Licensor will ensure that such terms be kept in confidence in accordance with the provisions of this Article 29.

29.3           All written Proprietary Information not expressly so designated herein will be labeled or marked confidential or proprietary.  If the Proprietary Information is orally disclosed and not expressly so designated herein, it will be reduced to writing or some other physically tangible form, marked and labeled as confidential or proprietary by the disclosing Party and delivered to the receiving Party within thirty (30) days after the oral disclosure.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

29.4           Nothing contained herein will restrict or impair in any way the right of the Licensee or the Licensor to use or disclose any Proprietary Information:

29.4.a	that recipient can demonstrate by written records was known to it prior to its disclosure by the disclosing Party;
29.4.b	that recipient can demonstrate by written records is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;
29.4.c	that recipient can demonstrate by written records was obtained lawfully and without restrictions on the recipient from sources independent of the disclosing Party;
29.4.d	that the recipient can demonstrate it has developed independently of Proprietary Information received from the disclosing Party; or
29.4.e	that the recipient is required to disclose under applicable law, subject to the following paragraph.

The Licensee or the Licensor may disclose Proprietary Information that is required to be disclosed (i) to a governmental entity or agency in connection with seeking any governmental or regulatory approval, governmental audit, or other governmental requirement or (ii) by law, provided that the recipient uses reasonable efforts to give the Party owning the Proprietary Information sufficient notice of such required disclosure to allow the Party owning the Proprietary Information reasonable opportunity to object to, and to take legal action to prevent such disclosure.  The Licensor also may disclose the existence of this License Agreement and the extent of the grant in Article 2 (Grant) and Article 3 (Sublicenses) to a third party that inquires whether a license to the Patent Rights is available, but the Licensor will not disclose the name of the Licensee, unless Licensee has already made such disclosure publicly.

29.5           Upon termination of this License Agreement, the Licensee and the Licensor will destroy or return any of the disclosing Party’s Proprietary Information in its possession within fifteen (15) days following the termination of this License Agreement.  The Licensee and the Licensor will provide each other, within thirty (30) days following termination, with written notice that such Proprietary Information has been returned or destroyed.  Each Party may, however, retain one copy of such Proprietary Information for archival purposes in non-working files.

29.6           Nothing in this License Agreement will relieve either Party of any obligation under a separate nondisclosure or confidentiality agreement.

30.   MISCELLANEOUS

30.1           The headings of the several sections of this License Agreement are included for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this License Agreement.

30.2           No amendment or modification of this License Agreement is binding on the Parties unless made in a writing executed by duly authorized representatives of the Parties.

30.3           This License Agreement, with the attached appendices, contains all of the terms and conditions agreed upon by the Parties relating to the subject matter of the License Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, whether oral or written, respecting that subject matter.

30.4           In the event any one or more of the provisions of this License Agreement is held to be invalid, illegal, or unenforceable in any respect, the provision will be replaced with the valid provision that most clearly expresses the Parties’ intent and the invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this License Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been part of this License Agreement.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

30.5           This License Agreement has been negotiated and prepared jointly by both Parties and shall not be construed for or against any Party.

30.6           This License Agreement may be executed in counterparts, including by facsimile or email attachment.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

IN WITNESS WHEREOF, both the Licensor and the Licensee have executed this License Agreement, in duplicate originals, by their respective officers on the day and year hereinafter written.

LOS ALAMOS NATIONAL SECURITY, LLC:

By:           __________________________________

Michael R. Anastasio
Director, Los Alamos National Laboratory
President, Los Alamos National Security, LLC

Date:           __________________________________

MANHATTAN SCIENTIFICS, INC.

By:           __________________________________

Manny Tsoupanarias
Chief Executive Officer
MANHATTAN SCIENTIFICS, INC.:

Date:           __________________________________